Exhibit 10.25.2


                                    AMENDMENT
                                     TO THE
                                ALBERTSON'S, INC.
                             1995 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

          This Amendment is made by Albertson's, Inc., a Delaware corporation (the "Corporation").

                                    RECITALS:

          A. The Board of Directors of the Corporation (the "Board"), pursuant to Section 6 of the Plan, may amend the Plan, but no amendment shall be made that would impair the rights of a participant under any award theretofore granted without such participant's consent; and

          B. The Board has determined that it is advisable to amend the Plan and the options heretofore granted in the manner hereinafter set forth and that such amendments do not impair the rights of a participant under any award theretofore granted without such participant's consent.

                                    AMENDMENT

          The Plan is amended, as of March 15, 2001, in the following respects:

          1. The following shall be inserted in the Plan as a new Section 1(j) and corresponding changes to the numbering of the remaining provisions of
Section 1 shall be made to reflect this new insertion:

          "`Special Advisor' means an individual designated as such by the Board."

          2.   The   following   shall   be  inserted  in  the  Plan  as  a  new
Section 1(m):

          "All references in the Plan to a `non-employee member of the Board' shall be deemed to include and apply to a Special Advisor."


          3.   The  following   shall   be  inserted   in  the  at  the  end  of
     Section 5(b)(iii):

          "Notwithstanding anything to the contrary herein, an Optionee shall not be deemed to have resigned or been removed from the Board of Directors if such Optionee is designated as a Special Advisor in connection with the termination of such Optionee's status as a member of the Board of Directors."

          4. The following shall be inserted in the at the end of Section 2 of each option agreement under the Plan:

          "Notwithstanding anything to the contrary herein, the Optionee shall not be deemed to have resigned or been removed from the Board of Directors if the Optionee is designated as a Special Advisor in connection with the termination of the Optionee's status as a member of the Board of Directors."

          IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed by the undersigned as of March 15, 2001.

                                       ALBERTSON'S, INC.



                                       By:      /s/  Thomas R. Saldin
                                                ---------------------
                                       Name:    Thomas R. Saldin
                                       Title:   Executive Vice President
                                                and General Counsel























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